Exhibit 99

Scripps Networks Interactive reports full year and fourth quarter 2016 operating results

Record full year revenues driven by strength in U.S. advertising and expanding international business

Full Year 2016 Financial Highlights:

•	Record consolidated operating revenues of $3.4 billion, an increase of 12.7%;
•	Record consolidated advertising revenues of $2.4 billion, an increase of 17.2%;
•	Consolidated operating income of $1.1 billion, an increase of 4.0%; and
•	Consolidated adjusted segment profit(1) of $1.4 billion, an increase of 10.1%.

KNOXVILLE, Tenn. — Feb. 21, 2017 — Scripps Networks Interactive, Inc. (Nasdaq: SNI) today reported full year and fourth quarter 2016 operating results.

For 2016, the company reported record consolidated advertising revenues of $2.4 billion, an increase of 17.2%. In the U.S., advertising revenues increased 9.6% and surpassed $2.0 billion for the first time ever, driven by improved ratings for all six U.S. networks in total day for the C-3 viewing window. Scripps Networks Interactive was the only U.S. media group to achieve this. Notably, HGTV, DIY Network and Cooking Channel had their highest-rated and most watched year ever. HGTV also finished the year ranked third among all cable networks for total adults.

Reaching new audiences and monetizing content on emerging digital platforms continues to be a strategic focus of the company. In 2016, revenues for the digital businesses improved 9.4% compared to the prior year. Contributing to this growth is Scripps Lifestyle Studios’ focus on increasing social media and online engagement. In 2016, Scripps Lifestyle Studios delivered more than 5 billion total video views across various digital platforms.

TVN, Poland’s leading multi-platform media business, continued to see growth across the entire portfolio and grew its ratings 3.5% with its key audience at TVN Group for the full year. In January 2017, the company launched HGTV in Poland, the network’s first full launch in Europe and the largest HGTV international launch to date. HGTV has already secured a strong position, earning the second highest market share for lifestyle channels in Poland, behind only TVN Style.

“2016 was an extraordinary year for Scripps Networks Interactive. We achieved record levels of revenue and significantly improved our earnings. We increased ratings and engagement with audiences across our linear and digital platforms and expanded our international reach to new markets,” said Kenneth W. Lowe, Chairman, President and Chief Executive Officer. “This standout performance is a direct result of our relentless focus on operational execution and the deliberate investment we’ve made in programming, international businesses and in Scripps Lifestyle Studios.

“Looking ahead to 2017 and beyond, we continue to be focused on sustainable long-term growth, driven by the strength of our inspiring brands and content, and growing our reach across different platforms and geographies. We have the right strategic priorities and team to continue delivering increased shareholder value.”

Full Year 2016 Consolidated Results

Consolidated operating revenues for 2016 were $3.4 billion, an increase of 12.7% compared with the prior-year. Advertising revenues were $2.4 billion, an increase of 17.2%, and distribution revenues were $894.4 million, an increase of 2.2% compared with the prior-year.

Full year 2016 consolidated operating income was $1.1 billion, an increase of 4.0% from the prior-year. Included in the increase is a non-cash accounting adjustment related to the write-down of goodwill and related intangible assets for certain international investments acquired in 2012 and 2013. Consolidated adjusted segment profit(1) was $1.4 billion, an increase of 10.1%. The year-over-year improvement in both operating income and consolidated adjusted segment profit(1) was primarily due to the growth in revenues and the inclusion of TVN for the full year, partially offset by an increase in programming amortization.

Consolidated net income attributable to Scripps Networks Interactive in 2016 increased 11.0% to $673.6 million, or $5.18 per diluted share. Consolidated adjusted net income(1) increased 7.0% to $686.8 million, and consolidated adjusted diluted earnings per share(1) increased to $5.29. The improvement in consolidated adjusted net income(1) was primarily due to the growth in operating revenues and the inclusion of TVN. This was partially offset by the combination of favorable and unfavorable tax settlements in 2015 and 2016 respectively, higher interest expense, lower equity in earnings of affiliates, due to the sale of Fox Sports South in 2016 and a non-cash charge related to the write-down of an equity-method investment.

Fourth Quarter 2016 Consolidated Results

Consolidated operating revenues for the fourth quarter of 2016 were $888.7 million, an increase of 4.3% over the prior-year period. Advertising revenues were $641.5 million, an increase of 7.5%, and distribution revenues were $221.2 million, a decrease of 2.1%, over the prior-year period.

Fourth quarter 2016 consolidated operating income was $227.8 million, a decrease of 17.2% from the prior-year period. The decline was driven by the previously mentioned non-cash accounting adjustment. Consolidated adjusted segment profit(1) was $340.5 million, an increase of 3.4%. The improvement was primarily due to the growth in operating revenues.

Consolidated net income attributable to Scripps Networks Interactive in the fourth quarter of 2016 was $52.1 million, or $0.40 per diluted share compared with $164.7 million, or $1.27 per diluted share for the prior-year period. The decline was primarily driven by the previously mentioned non-cash accounting adjustment, tax effects and non-cash write-down of an equity-method investment. Also contributing to the decline was foreign currency transaction exchange losses primarily due to the strengthening of the U.S. dollar. Fourth quarter consolidated adjusted net income(1) decreased to $133.7 million, and consolidated adjusted diluted earnings per share(1) decreased to $1.02. This decrease was primarily due to the previously mentioned tax effects and foreign exchange losses.

Fourth Quarter 2016 Segment Results

Segment Profit and Adjusted Segment Profit - Q4 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	301,441	284,123	(42,584)	19,448	(31,106)	(28,480)	227,751	275,091
Depreciation	15,285	14,842	3,240	4,649	(722)	969	17,803	20,460
Amortization	10,079	10,106	30,876	12,274	-	-	40,955	22,380
Goodwill write-down	-	-	57,878	-	-	-	57,878	-
Segment profit (loss) (1)	$326,805	$309,071	$49,410	$36,371	$(31,828)	$(27,511)	$344,387	$317,931
TVN transaction and integration expenses	-	11	32	3,593	996	1,893	1,028	5,497
TVN purchase price accounting impact	-	-	(8,501)	-	-	-	(8,501)	-
Restructuring costs	-	1,286	-	-	-	1,639	-	2,925
Reorganization costs	1,779	3,041	-	-	1,815	31	3,594	3,072
Adjusted segment profit (loss) (1)	$328,584	$313,409	$40,941	$39,964	$(29,017)	$(23,948)	$340,508	$329,425

U.S. Networks’ operating revenues for the fourth quarter of 2016 were $730.6 million, an increase of 4.1% compared with the prior-year quarter. Advertising revenues were $523.3 million, an increase of 9.4%. This improvement reflects the continued strength in the U.S. advertising market for our lifestyle brands and overall ratings improvement in the quarter. U.S. Networks’ distribution revenues decreased by 3.1% to $193.4 million. This decline was driven by the previously disclosed rate equalization and our strategic decision not to extend certain SVOD agreements, as well as subscriber declines compared to the prior year quarter. This decline was partially offset by annual rate increases and revenues generated from new over-the-top and non-linear distribution platforms.

U.S. Networks’ operating income for the fourth quarter of 2016 was $301.4 million, an increase of 6.1% compared with the prior-year quarter. U.S. Networks’ adjusted segment profit(1) was  $328.6 million, an increase of 4.8%, reflecting the growth in operating revenues.

International Networks’ operating revenues for the fourth quarter of 2016 were $165.4 million, an increase of 1.5% compared with the prior-year quarter. Revenues at TVN increased 2.8% in local currency for the quarter. International Networks’ operating loss was $42.6 million compared with operating income of $19.4 million in the prior-year quarter, a result of the previously mentioned non-cash accounting adjustment. Adjusted segment profit(1) for International Networks was $40.9 million compared to $40.0 million in the fourth quarter of 2015, reflecting the increase in operating revenues.

(1) This earnings release includes several metrics, including consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow that are not calculated in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"). See the Non-GAAP Financial Measures section of this press release for discussion of consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow and a reconciliation to their respective most comparable financial measure calculated in accordance with GAAP.

Guidance

The company will provide full year 2017 guidance on its earnings call. Details on how to access the call are included below.

Conference Call Information

The senior management team of Scripps Networks Interactive will discuss the company’s full year and fourth quarter 2016 operating results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and select the Investors page. The webcast link can be found in the “Upcoming Events” section on the Investor Relations landing page.

To access the conference call by telephone, dial 800-230-1059 (U.S.), or 612-234-9959 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, "Scripps Networks Interactive Fourth Quarter Earnings," and must provide their name and company affiliation. The media and public may access the conference call on a listen-only basis.

An audio replay will be available from 12 p.m. ET on February 21 until 11:59 p.m. ET on March 7. To access the replay, dial 800-475-6701 (U.S.), or 320-365-3844 (international). The access code for both numbers is 415521.

A replay of the conference call will also be available online. To access the audio replay online, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose the Investors page, then follow the Audio Archives link at the top of the Investor Relations page.

Forward-Looking Statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from the expectations expressed in forward-looking statements, including changes in advertising demand and other economic conditions as well as other reasons described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the caption entitled “Forward-Looking Statements” in the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive
Scripps Networks Interactive, Inc. (Nasdaq: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company's lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively engage more than 190 million U.S. consumers each month. International operations include TVN, Poland’s premier multi-platform media company; UKTV, an independent commercial joint venture with BBC Worldwide; Asian Food Channel, the first pan-regional TV food network in Asia; and lifestyle channel Fine Living Network. The company’s global networks and websites reach millions of consumers across North and South America,

Asia-Pacific, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

# # #

Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, MGallentine@scrippsnetworks.com;

Media: Dylan Jones, 865-560-5068, DJones@scrippsnetworks.com; or

Kristin Alm, 865-560-4316, KAlm@scrippsnetworks.com

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three months ended December 31,			Year ended December 31,
	2016	2015	% Change Fav / (Unfav)	2016	2015	% Change Fav / (Unfav)
Operating revenues:
Advertising	$641,475	$596,516	7.5%	$2,416,403	$2,062,530	17.2%
Distribution	221,151	225,818	(2.1)%	894,367	874,984	2.2%
Other	26,075	29,419	(11.4)%	90,665	80,713	12.3%
Total operating revenues	888,701	851,753	4.3%	3,401,435	3,018,227	12.7%
Operating expenses:
Cost of services, excluding depreciation and amortization	328,355	322,973	(1.7)%	1,193,228	987,357	(20.9)%
Selling, general and administrative	215,959	210,849	(2.4)%	806,733	785,179	(2.7)%
Depreciation	17,803	20,460	13.0%	71,559	73,112	2.1%
Amortization	40,955	22,380	(83.0)%	123,442	68,647	(79.8)%
Goodwill write-down	57,878	-	NM	57,878	-	NM
Total operating expenses	660,950	576,662	(14.6)%	2,252,840	1,914,295	(17.7)%
Operating income	227,751	275,091	(17.2)%	1,148,595	1,103,932	4.0%
Interest expense, net	(29,912)	(27,806)	(7.6)%	(129,441)	(108,047)	(19.8)%
Equity in earnings of affiliates	15,519	11,289	37.5%	71,382	80,916	(11.8)%
Gain on derivatives	4,008	3,088	29.8%	17,868	50,256	(64.4)%
Gain on sale of investments	-	-	NM	191,824	-	NM
Miscellaneous, net	(28,120)	17,946	(256.7)%	(22,450)	(5,193)	(332.3)%
Income from operations before income taxes	189,246	279,608	(32.3)%	1,277,778	1,121,864	13.9%
Provision for income taxes	96,937	76,706	(26.4)%	430,330	343,391	(25.3)%
Net income	92,309	202,902	(54.5)%	847,448	778,473	8.9%
Less: net income attributable to non-controlling interests	(40,216)	(38,194)	(5.3)%	(173,853)	(171,645)	(1.3)%
Net income attributable to SNI	$52,093	$164,708	(68.4)%	$673,595	$606,828	11.0%

Net income attributable to SNI common shareholders per share of common stock:
Basic	$0.40	$1.27	(68.5)%	$5.20	$4.68	11.1%
Diluted	$0.40	$1.27	(68.5)%	$5.18	$4.66	11.1%
Weighted average shares outstanding:
Basic	129,661	129,211		129,529	129,665
Diluted	130,350	129,728		130,104	130,255

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$122,937	$223,444
Accounts receivable, net of allowances: 2016 - $26,118; 2015 - $12,569	808,133	816,679
Programs and program licenses	591,378	588,999
Prepaid expenses and other current assets	135,651	98,759
Total current assets	1,658,099	1,727,881
Programs and program licenses (less current portion)	500,022	522,899
Investments	699,481	807,630
Property and equipment, net of accumulated depreciation: 2016 - $354,435; 2015 - $299,153	286,399	293,230
Goodwill, net	1,642,169	1,804,748
Intangible assets, net	1,092,682	1,262,664
Deferred income taxes	175,291	91,954
Other non-current assets	146,151	161,308
Total Assets	$6,200,294	$6,672,314
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$42,223	$35,308
Accrued liabilities	152,480	159,969
Employee compensation and benefits	123,506	115,266
Program rights payable	70,403	68,892
Deferred revenue	77,987	96,040
Current portion of debt	249,932	499,174
Total current liabilities	716,531	974,649
Debt (less current portion)	2,952,454	3,511,098
Other non-current liabilities	302,881	250,391
Total liabilities	3,971,866	4,736,138
Commitments and contingencies (Note 20)
Redeemable non-controlling interests (Note 17)	—	99,000
Equity:
SNI shareholders’ equity:
Preferred stock, $0.01 par - authorized: 25,000,000 shares; none outstanding	—	—
Common stock, $0.01 par:
Class A Common Shares - authorized: 240,000,000 shares; issued and outstanding: 2016 - 95,491,477 shares; 2015 - 94,838,600 shares	954	948
Common Voting Shares - authorized: 60,000,000 shares; issued and outstanding: 2016 - 33,850,481 shares; 2015 - 33,850,481 shares	339	339
Total common stock	1,293	1,287
Additional paid-in capital	1,390,411	1,347,491
Retained earnings	871,766	305,386
Accumulated other comprehensive loss	(363,701)	(130,233)
SNI shareholders’ equity	1,899,769	1,523,931
Non-controlling interest (Note 17)	328,659	313,245
Total equity	2,228,428	1,837,176
Total Liabilities and Equity	$6,200,294	$6,672,314

SCRIPPS NETWORKS INTERACTIVE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)	Year ended December 31,
	2016	2015	2014
Operating Activities:
Net income	$847,448	$778,473	$726,808
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	71,559	73,112	73,849
Amortization	123,442	68,647	55,603
Goodwill write-down	57,878	—	—
Investment write-down	10,701	—	—
Program amortization	934,419	783,456	621,210
Program payments	(915,486)	(875,554)	(725,582)
Equity in earnings of affiliates	(71,382)	(80,916)	(85,631)
Share-based compensation	35,198	29,568	35,474
Gain on derivatives	(17,868)	(50,256)	(2,810)
Gain on sale of investments	(191,824)	—	—
Dividends received from equity investments	65,277	93,624	104,185
Deferred income taxes	(10,427)	(24,678)	7,175
Changes in working capital accounts (excluding the effects of acquisition):
Accounts receivable, net	(2,462)	(79,070)	(10,932)
Other assets	(17,657)	(12,702)	(2,188)
Accounts payable	8,887	(1,501)	3,593
Deferred revenue	(17,150)	44,040	(19,258)
Accrued / refundable income taxes	29,480	41,201	(18,947)
Other liabilities	11,790	32,360	9,548
Other, net	(2,997)	(6,820)	17,716
Cash provided by operating activities	948,826	812,984	789,813
Investing Activities:
Additions to property and equipment	(74,406)	(52,480)	(53,775)
Collections of note receivable	4,073	4,655	4,481
Purchases of investments	(15,916)	(35,023)	(17,042)
Sale of investments	226,484	—	—
Purchase of subsidiary companies, net of cash acquired	(450)	(539,309)	—
Investment in intangible	(11,634)	—	—
Foreign currency call option premium	—	(16,000)	—
Settlement of derivatives	18,482	65,824	—
Other, net	(5,902)	(32,167)	(12,001)
Cash provided by (used in) investing activities	140,731	(604,500)	(78,337)
Financing Activities:
Proceeds from debt	475,000	3,180,764	1,189,555
Repayments of debt	(890,000)	(1,930,000)	(195,000)
Debt issuance costs	—	(14,491)	(9,026)
Early extinguishment of debt	(380,648)	(652,104)	—
Purchase of non-controlling interests	(103,500)	(853,853)	—
Dividends paid to non-controlling interests	(157,687)	(189,539)	(216,860)
Dividends paid	(129,725)	(118,857)	(112,943)
Repurchases of Class A Common Shares	—	(288,502)	(1,198,962)
Proceeds from stock options	15,110	9,207	39,605
Other, net	(3,993)	(18,368)	(13,600)
Cash used in financing activities	(1,175,443)	(875,743)	(517,231)
Effect of exchange rate changes on cash and cash equivalents	(14,621)	12,539	(2,452)
(Decrease) increase in cash and cash equivalents	(100,507)	(654,720)	191,793
Cash and cash equivalents - beginning of period	223,444	878,164	686,371
Cash and cash equivalents - end of period	$122,937	$223,444	$878,164
Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$131,158	$95,336	$45,917
Income taxes paid	$408,275	$318,920	$309,519

Non-GAAP Financial Measures

In addition to results prepared in accordance with GAAP provided in this press release, the Company has also presented consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow.

The Company evaluates the operating performance of its businesses and uses a financial measure referred to as segment profit. Segment profit is defined as operating income (loss) excluding depreciation, amortization and goodwill write-downs. Because segment profit is based on operating income (loss), it excludes interest expense, equity in earnings of affiliates, gain (loss) on derivatives, gain (loss) on sale of investments, other miscellaneous non-operating expenses and income taxes, which are included in net income determined in accordance with GAAP.

The Company uses segment profit to assess the operating results and performance of its businesses and makes decisions about the allocation of resources to businesses using this financial measure. The Company believes segment profit is relevant to investors because it allows them to analyze and evaluate the operating performance of its segments consistent with management.  Depreciation and amortization charges are a result of decisions made in prior periods regarding the allocation of resources and are, therefore, excluded from segment profit. Also excluded from segment profit are financing, tax structuring and acquisition and divestiture decisions, which are generally made by corporate executives. Excluding these items from the performance measure of our businesses enables management to evaluate operating performance based on current economic conditions and decisions made by the managers of the businesses in the current period.

The Company defines adjusted segment profit and adjusted net income as segment profit and net income, respectively, excluding the impact of items not routine in nature and defines adjusted net income per diluted share as net income per diluted share excluding the impact of items not routine in nature. The Company believes adjusted segment profit, adjusted net income and adjusted net income per diluted share are relevant to investors because it allows them to analyze the performance of segments excluding the impact of items not routine in nature or core to regular business operations.

The Company defines free cash flow as cash provided by operating activities less dividends paid to non-controlling interests and additions to property and equipment. The Company measures free cash flow as believes it is an important indicator for management and investors as to its liquidity, including the ability to reduce debt, make strategic investments and return capital to shareholders.

Consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow are non-GAAP measures and should be considered in addition to, but not as a substitute for, operating income, net income, net income per diluted share, cash flow from operating activities and other measures of financial performance reported in accordance with GAAP. Since consolidated segment profit, adjusted segment profit, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance calculated in accordance with GAAP, these non-GAAP measures may not be comparable to similar measures with similar titles used by other companies. Supplemental schedules providing a reconciliation of the non-GAAP measure to its respective most comparable financial measure in accordance with GAAP are included within this press release on the following pages.

Segment Profit and Adjusted Segment Profit - Q4 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	301,441	284,123	(42,584)	19,448	(31,106)	(28,480)	227,751	275,091
Depreciation	15,285	14,842	3,240	4,649	(722)	969	17,803	20,460
Amortization	10,079	10,106	30,876	12,274	-	-	40,955	22,380
Goodwill write-down	-	-	57,878	-	-	-	57,878	-
Segment profit (loss) (1)	$326,805	$309,071	$49,410	$36,371	$(31,828)	$(27,511)	$344,387	$317,931
TVN transaction and integration expenses	-	11	32	3,593	996	1,893	1,028	5,497
TVN purchase price accounting impact	-	-	(8,501)	-	-	-	(8,501)	-
Restructuring costs	-	1,286	-	-	-	1,639	-	2,925
Reorganization costs	1,779	3,041	-	-	1,815	31	3,594	3,072
Adjusted segment profit (loss) (1)	$328,584	$313,409	$40,941	$39,964	$(29,017)	$(23,948)	$340,508	$329,425

Segment Profit and Adjusted Segment Profit - Year-to-Date 2016 and 2015
	U.S. Networks		International Networks		Corporate and Other		Consolidated
	Year ended		Year ended		Year ended		Year ended
	December 31,		December 31,		December 31,		December 31,
(in thousands)	2016	2015	2016	2015	2016	2015	2016	2015
Operating income (loss)	1,313,932	1,237,595	(52,908)	(8,348)	(112,429)	(125,315)	1,148,595	1,103,932
Depreciation	59,298	59,428	12,205	10,760	56	2,924	71,559	73,112
Amortization	40,220	40,166	83,222	28,481	-	-	123,442	68,647
Goodwill write-down	-	-	57,878	-	-	-	57,878	-
Segment profit (loss) (1)	$1,413,450	$1,337,189	$100,397	$30,893	$(112,373)	$(122,391)	$1,401,474	$1,245,691
TVN transaction and integration expenses	17	122	11,168	4,583	3,953	23,589	15,138	28,294
TVN purchase price accounting impact	-	-	(8,501)	-	-	-	(8,501)	-
Restructuring costs	(29)	8,564	-	-	(281)	7,483	(310)	16,047
Reorganization costs	10,565	3,835	-	-	5,784	31	16,349	3,866
Adjusted segment profit (loss) (1)	$1,424,003	$1,349,710	$103,064	$35,476	$(102,917)	$(91,288)	$1,424,150	$1,293,898

Adjusted Net Income - Q4 2016
(in thousands, except per share data)	Three months ended December 31, 2016
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Goodwill write-down	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$328,355	$215,959	$58,758	$57,878	$4,008	$-	$(28,120)	$52,093	$0.40
Goodwill write-down	-	-	-	(57,878)	-	-	-	57,878	0.44
Intangible assets write-down	-	-	(15,943)	-	-	-	-	13,233	0.10
Investments write-down	-	-	-	-	-	-	10,701	8,668	0.07
TVN transaction and integration expenses	-	(1,028)	-	-	-	-	-	637	-
Reorganization costs	(1,568)	(2,026)	-	-	-	-	-	2,228	0.02
Gain on extinguishment of debt	-	-	-	-	-	-	(4,254)	(3,446)	(0.03)
TVN purchase price accounting impact	8,501	-	(11,505)	-	-	-	-	2,433	0.02
As adjusted	$335,288	$212,905	$31,310	$-	$4,008	$-	$(21,673)	$133,724	$1.02

(A) Items tax effected at 38% statutory tax rate, with the exception of the following: $57.9 million goodwill write-down, which has a 0% effective tax rate; $15.9 million intangible assets write-down, which has a 17% effective tax rate; $4.3 million gain on extinguishment of debt, $3.0 million TVN purchase price accounting impact and $10.7 million investments write-down, which have a 19% effective tax rate.

Adjusted Net Income - Q4 2015
(in thousands, except per share data)	Three months ended December 31, 2015
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Goodwill write-down	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$322,973	$210,849	$42,840	$-	$3,088	$-	$17,946	$164,708	$1.27
TVN transaction and integration expenses	-	(5,497)	-	-	-	-	-	4,019	0.03
Restructuring costs	(191)	(2,734)	(473)	-	-	-	-	2,107	0.02
Reorganization costs	(686)	(2,386)	-	-	-	-	-	1,905	0.01
Gain on extinguishment of debt	-	-	-	-	-	-	(5,319)	(3,298)	(0.03)
TVN purchase price accounting impact	-	-	(9,489)	-	-	-	-	5,883	0.05
As adjusted	$322,096	$200,232	$32,878	$-	$3,088	$-	$12,627	$175,324	$1.35
(A) Items tax effected at 38% statutory tax rate with the exception of the following: $3.2 million TVN transaction and integration expenses, which have a 19% effective tax rate.

Adjusted Net Income - Year-to-Date 2016
(in thousands, except per share data)	Year ended December 31, 2016
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Goodwill write-down	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$1,193,228	$806,733	$195,001	$57,878	$17,868	$191,824	$(22,450)	$673,595	$5.18
Goodwill write-down	-	-	-	(57,878)	-	-	-	57,878	0.44
Intangible assets write-down	-	-	(15,943)	-	-	-	-	13,233	0.10
Investments write-down	-	-	-	-	-	-	10,701	8,668	0.07
TVN transaction and integration expenses	(17)	(15,121)	-	-	-	-	-	11,505	0.09
Restructuring costs	-	310	-	-	-	-	-	(192)	-
Reorganization costs	(5,546)	(10,803)	-	-	-	-	-	10,136	0.08
Gain on extinguishment of debt	-	-	-	-	-	-	(6,650)	(5,387)	(0.04)
TVN purchase price accounting impact	8,501	-	(53,295)	-	-	-	-	36,283	0.28
Sale of investments	-	-	-	-	-	(191,824)	-	(118,931)	(0.91)
As adjusted	$1,196,166	$781,119	$125,763	$-	$17,868	$-	$(18,399)	$686,788	$5.29

(A) Items tax effected at 38% statutory tax rate, with the exception of the following: $11.2 million TVN transaction and integration expenses, which have a 19% effective tax rate; $57.9 million goodwill write-down, which has a 0% effective tax rate; $15.9 million intangible assets write-down, which has a 17% effective tax rate; and $6.7 million gain on extinguishment of debt, $44.8 million TVN purchase price accounting impact and $10.7 million investments write-down, which have a 19% effective tax rate.

Adjusted Net Income - Year-to-Date 2015
(in thousands, except per share data)	Year ended December 31, 2015
GAAP measure	Cost of services, excluding depreciation and amortization	Selling, general and administrative	Depreciation and amortization	Goodwill write-down	Gain on derivatives	Gain on sale of investments	Miscellaneous, net	Net income attributable to SNI (A)	Earnings per diluted share
As reported	$987,357	$785,179	$141,759	$-	$50,256	$-	$(5,193)	$606,828	$4.66
TVN transaction and integration expenses	(22)	(28,272)	-	-	-	-	-	18,154	0.14
Net gain on TVN derivative contracts	-	-	-	-	27,418	-	-	(27,418)	(0.21)
Foreign currency effects due to TVN funds	-	-	-	-	-	-	24,175	24,175	0.19
Restructuring costs	(2,779)	(13,268)	(1,893)	-	-	-	-	11,123	0.09
Reorganization costs	(686)	(3,180)	-	-	-	-	-	2,397	0.02
Gain on extinguishment of debt	-	-	-	-	-	-	(8,274)	(5,130)	(0.04)
TVN purchase price accounting impact	-	-	(19,131)	-				11,861	0.09
As adjusted	$983,870	$740,459	$120,735	$-	$77,674	$-	$10,708	$641,990	$4.94

(A) Items tax effected at 38% statutory tax rate with the exception of the following: $3.2 million TVN transaction and integration expenses, which have a 19% effective tax rate; and $24.2 million foreign currency effects due to TVN funds, which have a 0% effective tax rate.

Free Cash Flow - 2016 and 2015
	Year ended December 31,
(in thousands)	2016	2015
Cash provided by operating activities	$948,826	$812,984
Dividends paid to non-controlling interests	(157,687)	(189,539)
Additions to property and equipment	(74,406)	(52,480)
Free cash flow	$716,733	$570,965

Operating Revenues by Network – 2016 and 2015

	Three months ended December 31,			Year ended December 31,
(in thousands)	2016	2015	% Change	2016	2015	% Change
Network
HGTV	$269,390	$250,298	7.6%	$1,089,616	$1,007,706	8.1%
Food Network	245,034	231,995	5.6%	932,617	891,578	4.6%
Travel Channel	78,968	78,259	0.9%	321,209	309,157	3.9%
DIY Network	39,344	39,909	(1.4)%	167,944	167,421	0.3%
Cooking Channel	37,004	35,571	4.0%	141,218	134,783	4.8%
Great American Country	6,857	7,498	(8.5)%	29,496	30,487	(3.3)%
Digital Businesses	43,424	41,914	3.6%	149,815	136,932	9.4%
Other	10,797	16,978	(36.4)%	41,259	42,953	(3.9)%
Intrasegment eliminations	(173)	(625)	72.3%	(1,750)	(4,354)	59.8%
Total segment operating revenues	$730,645	$701,797	4.1%	$2,871,424	$2,716,663	5.7%
Type
Advertising	$523,330	$478,356	9.4%	$2,029,095	$1,851,574	9.6%
Distribution	193,404	199,635	(3.1)%	785,849	800,134	(1.8)%
Other	13,911	23,806	(41.6)%	56,480	64,955	(13.0)%
	$730,645	$701,797	4.1%	$2,871,424	$2,716,663	5.7%